UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2014

SINGLE TOUCH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53744	13-4122844
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Town Square Place, Suite 204

Jersey City, NJ 07310

(Address of principal executive offices) (Zip Code)

(201) 275-0555

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

On July 31, 2014, Single Touch Systems, Inc. (the “Company”) completed its consent solicitation to approve an amendment to the Company’s Articles of Incorporation to effect a reverse stock split of its issued and outstanding common stock by a ratio of not less than one-for-five and not more than one-for-ten at any time prior to March 31, 2015, with the exact ratio to be set at a whole number within this range as determined by the Board of Directors in its sole discretion (the “Reverse Stock Split”).

The Company established the close of business on June 5, 2014 (the “Record Date”), as the record date for determining shares of common stock entitled to submit written consents. As of the Record Date, the Company had 142,728,628 shares of common stock outstanding. Approximately 95.1% of the shares voted to approve the Reverse Stock Split, which translates to approximately 68.7% of the shares outstanding as of the Record Date. The results of the consent solicitation for the Reverse Stock Split were 98,036,977 shares voting for the Reverse Stock Spilt, 5,071,490 shares voting against the Reverse Stock Spilt with 32, 455 shares abstaining.

Further information regarding the Reverse Stock Split can be found in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on June 11, 2014, which such information is incorporated by reference herein.

On July 31, 2014, the Company issued a press release announcing the results of the consent solicitation. A copy of the press release is filed as an exhibit with this current report.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINGLE TOUCH SYSTEMS INC.

Date: August 6, 2014	By:	/s/ James Orsini
	Name:	James Orsini
	Title:	Chief Executive Officer and President